Exhibit 10.1

Shanghai TCH Energy Technology Co., Ltd. and Mr. Jihua Wang

Termination of Equity Purchase Agreement and

Supplementary Amendment Agreement

Party A: Shanghai TCH Energy Technology Co., Ltd. (“Party A”)

Legal Representative: Geyun Wang

Address: No. 88 Century Avenue, Pudong New District, Shanghai

Party B: Jihua Wang

Address: Yanta District, Xi’an

This Termination Agreement is signed on March 29, 2019 in Xi’an by two parties above.

All terms in this termination agreement, unless otherwise specified, are defined in the same way as those in the Equity Purchase Agreement dated on September 30, 2018 and Supplementary Amendment Agreement of Equity Purchase Agreement dated on November 21, 2018 signed by the two parties. (hereinafter referred to as the “Original Equity Purchase Agreements”)

Whereas, Party A and Party B have not made any substantive progress in the implementation of the Original Equity Purchase Agreements since the signing of the Original Equity Purchase Agreements. In accordance with the actual situation and on the basis of equal consultation and mutual understanding, Party A and Party B have reached the following agreement:

1, Party A and Party B agree to terminate the Equity Purchase Agreement signed on December 30, 2018 and Supplementary Amendment Agreement of Equity Purchase Agreement signed on November 21, 2018 by the two parties. The Original Equity Purchase Agreements shall be terminated upon the execution of this termination agreement. From the date of termination of the Original Equity Purchase Agreements, the rights and obligations of Party A and Party B under the Original Equity Purchase Agreements shall be cancelled and terminated and shall not have any legal effect. Party A and Party B agree not to pursue any liability of the breach of the Original Equity Purchase Agreements by the other party in any form.

2, Party A and Party B agree to assume their own costs, expenditures and losses in any form during the negotiation, conclusion, execution and implementation of the Original Equity Purchase Agreements.

3, This termination agreement shall become effective after being signed and sealed by both parties. The applicable law and dispute resolution of this agreement shall be subject to Equity Purchase Agreement.

4, Any matter that is not covered herein shall be settled by both parties through negotiation.

5, This agreement is made in quadruplicate and each party holds two copies with same legal effect.

Party A: Shanghai TCH Energy Technology Co., Ltd.

Legal Representative/Authorized Representative:

Party B: Jihua Wang

Authorized Representative: